UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________

FORM 8-K
____________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 15, 2014	333-132456
Date of Report (Date of earliest event reported)	Commission File Number

SECURITY DEVICES INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	71-1050654
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

1101 Pennsylvania Ave., NW, 6th Floor
Washington, DC 20004
(Address of Principal Executive Offices) (Zip Code)

905-582-6402
Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2014, Security Devices International Inc. (“SDI” or “The Company”) announced the appointment of Mr. Karim Kanji to the board of directors as an independent member, effective immediately. Mr. Kanji is a senior, global executive with a proven track record in positioning companies for growth, profitability and acquisition. Karim has shown an exceptional ability to build, groom, mentor and mobilize leadership in order to capture and sustain growth. His experience has been focused on engineering based technology companies with a broad knowledge in the industrial, energy, transportation and healthcare sectors. (Refer to Exhibit 99.1 for details)

Additionally, The Company has granted stock options to its directors, and certain consultants to purchase up to an aggregate of 1,875,000 common shares in the capital stock of the Company, exercisable for a period of 5 years, at a price of $0.40 CDN per share. The options will vest immediately. The grant of options remains subject to approval by the TSX Venture Exchange.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description
99.1	News Release Dated September 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY DEVICES INTERNATIONAL INC.

September 16, 2014	/s/ Allen Ezer
Name: Allen Ezer
Title: Exec. VP